Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

December 6, 2022

Shoals Technologies Group, Inc.

1400 Shoals Way

Portland, Tennessee, 37148

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special counsel to Shoals Technologies Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “Commission”) on November 30, 2022, under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an unspecified amount of the following securities: (i) Class A common stock of the Company, par value $0.00001 per share (the “Class A Common Stock”); (ii) preferred stock of the Company, par value $0.00001 per share (the “Preferred Stock”); (iii) subscription rights to purchase Class A Common Stock, Preferred Stock, Warrants (as defined below) or Units (as defined below) or any combination thereof; (iv) warrants to purchase Class A Common Stock or Preferred Stock (the “Warrants”); (v) units of the Company consisting of two or more of any combination of Class A Common Stock, Preferred Stock, Warrants and Subscription Rights (the “Units” and, together with the Class A Common Stock, the Preferred Stock, the Subscription Rights and the Warrants, the “Covered Securities”), in one or more offerings from time to time on a delayed or continuous basis.

Pursuant to the Registration Statement, the Company has proposed to issue and sell 2,000,000 shares of Class A Common Stock (the “Company Shares”), and the Selling Stockholders (as defined below) has proposed to sell 24,000,000 shares of Class A Common Stock (the “Firm Secondary Shares”) and up to an additional 3,900,000 shares of Class A Common Stock (the “Option Secondary Shares” and, together with the Firm Secondary Shares, the “Secondary Shares”) to cover the exercise of the underwriter’s option to purchase additional shares of Class A Common Stock). The Company Shares and Secondary Shares are collectively referred to herein as the “Shares.” The Shares are proposed to be sold to the Underwriter (as defined below) pursuant to that certain Underwriting Agreement, dated as of December 1, 2022 (the “Underwriting Agreement”), by and among the Company, Shoals Parent LLC, the selling stockholders named in Schedule II thereto (the “Selling Stockholders”) and J.P. Morgan Securities LLC and Guggenheim Securities, LLC, as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”).

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Shoals Technologies Group, Inc.

December 6, 2022

In connection with this advice and the registration, issuance and sale of the Shares, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the registration of the Shares, including the proceedings of the Board of Directors of the Company, (iii) the Registration Statement and the exhibits thereto, (iv) the base prospectus, dated November 30, 2022, filed with the Registration Statement relating to the offering of the Shares, (v) the preliminary prospectus supplement, dated November 30, 2022, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Shares (the “Preliminary Prospectus Supplement”), (vi) the final prospectus supplement, dated December 1, 2022, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Shares (the “Final Prospectus Supplement” and, together with the Preliminary Prospectus Supplement, the “Prospectus Supplement”) and (vii) the Underwriting Agreement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that (i) the Company Shares are duly authorized, and when the Company Shares are registered by the Company’s transfer agent and delivered against payment of the agreed consideration therefor, all in accordance with the Underwriting Agreement, the Company Shares will be validly issued, fully paid and non-assessable and that (ii) the Secondary Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

Shoals Technologies Group, Inc.

December 6, 2022

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K and its incorporation into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement constituting the part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Our advice on every legal issue addressed in this letter is based exclusively on the federal securities laws of the United States and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws), in each case as currently in effect, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon or otherwise referred to by any other person for any other purposes.

Sincerely,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP